UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 30, 2011

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

At the time of our initial public offering in October 2006, our underwriter, Early Bird Capital, purchased a total of 450,000 Unit Purchase Options (UPO).  Each UPO provided the holder the right to purchase one share of common stock and one warrant.  With the expiration of the warrants on October 2, 2010, each UPO provides the holder with the right to purchase one share of common stock for $8.80 per share.  The UPO expires on October 2, 2011, and the terms of the UPO allow for a cashless conversion.

On June 29, 2011, the underwriter exercised all of their 450,000 UPO on a cashless basis.  Using the previous day’s closing price of $13.31per share, the exercise would have resulted in the issuance of 152,480 shares of common stock. In lieu of issuing these shares, both parties agreed to a cash payment of $2,029,500.  The payment was made on June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: June 30, 2011	By:	/s/ Peter J. Moerbeek
Peter J. Moerbeek
Executive Vice President, Chief Financial Officer